EXECUTION VERSION

INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Agreement”), dated as of July 16, 2014, by and among GE CAPITAL CREDIT CARD MASTER NOTE TRUST, a Delaware statutory trust (“Trust”), BNY MELLON TRUST OF DELAWARE, as trustee (“Trustee”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (the “Resigning Administrator”), and SYNCHRONY FINANCIAL, a Delaware corporation (the “Successor Administrator”).

RECITALS

WHEREAS, Trust, Trustee and Resigning Administrator are parties to a Administration Agreement dated as of September 25, 2003 (as amended, the “Administration Agreement”); and

WHEREAS, the Resigning Administrator wishes to resign as Administrator under the Administration Agreement; the Trust wishes to appoint the Successor Administrator to succeed the Resigning Administrator as Administrator under the Administration Agreement; and the Successor Administrator wishes to accept appointment as Administrator under the Administration Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which is hereby acknowledged, the Trust, the Trustee the Resigning Administrator and the Successor Administrator agree as follows:

ARTICLE ONE

THE RESIGNING ADMINISTRATOR

Section 1. Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein are used as defined in the Administration Agreement.

Section 2. Resignation.  Pursuant to Section 8 of the Administration Agreement, the Resigning Administrator hereby notifies the Trust that the Resigning Administrator is hereby resigning as Administrator under the Administration Agreement, effective as of the Effective Date. The Trust hereby consents to the resignation of the Resigning Administrator and waives the requirement to provide prior written notice of such resignation pursuant to Section 8(b) of the Administration Agreement.

Section 3. Appointment. The Trust hereby appoints the Successor Administrator as Administrator under the Administration Agreement, effective as of the Effective Date, and confirms to the Successor Administrator all the rights, powers, trusts and duties of the Administrator under the Administration Agreement.

Section 4. Acceptance of Appointment. (a) The Successor Administrator hereby accepts its appointment as Administrator under the Administration Agreement, effective as of the Effective Date, and agrees to perform the duties and obligations set forth therein and shall hereby be vested with all the rights, powers, trusts and duties of the Administrator under the Administration Agreement.

(b) This Agreement shall not constitute (i) a waiver by any of the parties hereto of any obligation or liability which Resigning Administrator may have incurred in connection with its performance as Administrator under the Administration Agreement or (ii) an assumption by Successor Administrator of any liability of Resigning Administrator arising out of a breach by Resigning Administrator of its duties under the Administration Agreement. This Agreement does not constitute a waiver or assignment by Resigning Administrator of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Administration Agreement.

Section 5. Waiver. Each of the Trust, the Resigning Administrator, in its capacity as Servicer, and Deutsche Bank Trust Company Americas, as Indenture Trustee, hereby waives the requirement to provide prior written notice of the Resigning Administrator’s resignation pursuant to Section 8(e) of the Administration Agreement.

Section 6. Representations of Successor Administrator. The Successor Administrator hereby represents and warrants to the Resigning Administrator and to the Trust that this Agreement has been duly authorized, executed and delivered on behalf of the Successor Administrator and constitutes its legal, valid and binding obligation.

Section 7. No Proceedings. From and after the date hereof and until the date one year plus one day following the date on which the Outstanding Balance of all Transferred Receivables have been reduced to zero, the Successor Administrator shall not, directly or indirectly, institute or cause to be instituted against the Trust any proceeding of the type referred to in the definition of “Insolvency Event”; provided that the foregoing shall not in any way limit the Successor Administrator’s right to pursue any other creditor rights or remedies that the Successor Administrator may have under any applicable law.

Section 8. Notices. For the purposes of Section 10 of the Administration Agreement, all notices, whether faxed or mailed, will be deemed received as provided in Section 10 of the Administration Agreement when sent pursuant to the following instructions:

TO THE RESIGNING ADMINISTRATOR:

General Electric Capital Corporation

201 High Ridge Road

Stamford, Connecticut 06927

Attention: Legal Department

Fred.Robustelli@ge.com

vikas.anand@ge.com

With a copy to:

General Electric Capital Corporation

201 Merrit 7

Norwalk, Connecticut 06851

Attention: Capital Markets - Securitization

tom.davidson@ge.com

Michael.Paolillo@ge.com

Instrument of Resignation and Appointment –Administrator

TO THE SUCCESSOR ADMINISTRATOR:

Synchrony Financial

777 Long Ridge Road, Building B, 3rd Floor

Stamford, Connecticut 06927

Attention: Treasury

daniel.ro@ge.com

andrew.lee@ge.com

TO THE TRUST:

GE Capital Credit Card Master Note Trust

c/o BNY Mellon Trust of Delaware

Bellevue Park Corporate Center

301 Bellevue Parkway, 3rd Floor

Wilmington, Delaware 19809

With a copy to:

Synchrony Financial

777 Long Ridge Road, Building B, 3rd Floor

Stamford, Connecticut 06927

Attention: Treasury

daniel.ro@ge.com

andrew.lee@ge.com

Section 9. Limitation of Liability of the Trustee. It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally, but solely as Trustee of the Trust, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking and agreement by BNY Mellon Trust of Delaware but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this document.

Section 10. Miscellaneous. (a) This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on July 22, 2014 (the “Effective Date”); provided, that (i) each of the Trust, the Trustee, the Resigning Administrator and the Successor Administrator shall have executed a counterpart of this Agreement and (ii) the Rating Agency Condition shall have been satisfied.

Instrument of Resignation and Appointment –Administrator

(b) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(c) This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

[Signature pages follow.]

Instrument of Resignation and Appointment –Administrator

IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Resignation, Appointment and Acceptance to be duly executed as of the day and year first above written.

GE CAPITAL CREDIT CARD MASTER NOTE TRUST

By:	BNY Mellon Trust of Delaware, not in its individual capacity, but solely on behalf of the Trust

By:	/s/ Kristine K. Gullo
Name: Kristine K. Gullo
Title: Vice President

Instrument of Resignation and Appointment –Administrator

BNY MELLON TRUST OF DELAWARE, not in its individual capacity, but solely on behalf of the Trust

By:	/s/ Kristine K. Gullo
Name: Kristine K. Gullo
Title: Vice President

Instrument of Resignation and Appointment –Administrator

GENERAL ELECTRIC CAPITAL CORPORATION, as Resigning Administrator

By:	/s/ Brian Doubles
Name: Brian Doubles
Title: Vice President

Instrument of Resignation and Appointment –Administrator

SYNCHRONY FINANCIAL, as Successor Administrator

By:	/s/ Brian Doubles
Name: Brian Doubles
Title: Chief Financial Officer

Instrument of Resignation and Appointment –Administrator

Solely for the purposes of the waiver set forth in Section 5 of this Agreement:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:	/s/ Louis Bodi
Name: Louis Bodi
Title: Vice President

By:	/s/ Mark Esposito
Name: Mark Esposito
Title: Assistant Vice President

Instrument of Resignation and Appointment –Administrator